[CBRL GROUP, INC. LOGO]

Investor Contact: Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:     Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP REPORTS POSITIVE APRIL COMPARABLE STORE RESTAURANT SALES
AND GUEST TRAFFIC

LEBANON, Tenn. -- May 1, 2007 -- CBRL Group, Inc. (“CBRL” or the “Company”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops for the five-week period ending Friday, April 27, 2007.

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Comparable store restaurant sales were up 1.8% from the comparable period last year, including 0.3% higher guest traffic. The average check increased approximately 1.5%, including 1.6% higher average menu pricing.

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Comparable store retail sales were down 2.9% including approximately 3.8% negative impact from reduced sales from the Porch Sale clearance event this year, primarily because of improved sell-through of retail merchandise and inventory management which resulted in less inventory being available for clearance.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 557 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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